UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 11, 2010

Cliffs Natural Resources Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio	44114-2315
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 216-694-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Section 1503(b)(1) of the Dodd-Frank Act requires the disclosure on a Current Report on Form 8-K of the receipt of an imminent danger order (an “Order”) issued under section 107(a) of the Federal Mine Safety and Health Act of 1977.

On December 11, 2010, Oak Grove Resources, LLC, a wholly-owned subsidiary of Cliffs Natural Resources Inc. (the “Company”), received an Order from the federal Mine Safety and Health Administration stating that oxygen levels in a portion of the bleeder system at the Company’s Oak Grove mine were below acceptable levels. The Company completed work to address the issue and oxygen levels in the affected area returned to acceptable levels, resulting in the termination of the Order on December 12, 2010.

The conditions cited in the Order referred to above did not result in an accident or injury and had no material adverse impact on the Company’s operations at the Oak Grove mine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

Date: December 14, 2010	By:	/s/ Traci L. Forrester
		Name:	Traci L. Forrester
		Title:	Assistant Secretary